Exhibit 99.1

June 1, 2017
ARROW ELECTRONICS ANNOUNCES CASH TENDER OFFER FOR UP TO $285 MILLION AGGREGATE TOTAL CONSIDERATION OF CERTAIN OF ITS OUTSTANDING DEBT SECURITIES
FOR IMMEDIATE RELEASE
CENTENNIAL, Colo. - Arrow Electronics, Inc. (NYSE: ARW) announced today the commencement of a cash tender offer (the “Tender Offer”) for up to $285.0 million combined aggregate Total Consideration (as defined below) (the “Maximum Tender Amount”) for its outstanding 7.50% Senior Debentures due 2027, 6.00% Notes due 2020, 5.125% Notes due 2021 and 3.00% Notes due 2018 (collectively, the “Notes”) in the priorities set forth in the table below. Notes that are accepted in the Tender Offer will be purchased, retired and cancelled by the company and will no longer represent outstanding obligations of the company.
The following table sets forth certain information regarding the Notes and the Tender Offer:

Title of Security	CUSIP Numbers	Principal Amount Outstanding	Acceptance Priority Level	Reference U.S. Treasury Security	Bloomberg Reference Page(1)	Early Tender Premium (per $1,000)	Fixed Spread (basis points)
7.50% Senior Debentures due 2027	042735AK6	$200,000,000	1	2.375% U.S. Treasury due May 15, 2027	FIT1	$50	165
6.00% Notes due 2020	042735BA7	$300,000,000	2	1.50% U.S. Treasury due May 15, 2020	FIT1	$50	75
5.125% Notes due 2021	04273WAB7	$250,000,000	3	1.75% U.S. Treasury due May 31, 2022	FIT1	$50	70
3.00% Notes due 2018	042735BB5	$300,000,000	4	1.25% U.S. Treasury due May 31, 2019	FIT1	$50	30

(1)	The applicable page on Bloomberg from which the dealer managers for the Tender Offer will quote the bid-side prices of the applicable U.S. Treasury Security.
The Tender Offer is being made upon and is subject to the terms and conditions, including a financing condition, set forth in the company’s Offer to Purchase dated June 1, 2017 (the “Offer to Purchase”). The Tender Offer will expire at 11:59 p.m., New York City time, on June 28, 2017, unless extended or earlier terminated by the company (the “Expiration Date”). Tenders of Notes may be withdrawn at any time on or prior to 5:00 p.m., New York City time, on June 14, 2017 (the “Early Tender Deadline”), but may not be withdrawn thereafter except in certain limited circumstances where additional withdrawal rights are required by law.
The consideration paid in the Tender Offer for each series of Notes that are validly tendered and accepted for purchase will be determined in the manner described in the Offer to Purchase by reference to a fixed spread over the yield to maturity of the applicable U.S. Treasury Security specified in the table above and in the Offer to Purchase (the “Total Consideration”). Holders of Notes that are validly tendered and not withdrawn on or prior to the Early Tender Deadline and accepted for purchase will receive the applicable Total Consideration, which includes an early tender premium of $50 per $1,000 principal amount of the Notes accepted for purchase (the “Early Tender Premium”). Holders of Notes who validly tender their Notes following the Early Tender Deadline but on or prior to the Expiration Date will only receive the applicable “Tender Offer Consideration” per $1,000 principal amount of any such Notes tendered by such holders that are accepted for purchase, which is equal to the applicable Total Consideration minus the Early Tender Premium. The Total Consideration will be determined at 11:00 a.m., New York City time, on June 15, 2017, unless extended by the company.
Payments for Notes purchased will include accrued and unpaid interest from and including the last interest payment date applicable to the relevant series of Notes up to, but not including, the applicable settlement date for such Notes accepted for purchase. The settlement date for Notes that are validly tendered on or prior to the Early Tender Deadline is expected to be June 16, 2017, two business days following the Early Tender Deadline (the “Early Settlement Date”). The settlement date for Notes that are tendered following the Early Tender Deadline but on or prior to the Expiration Date is expected to be June 29, 2017, one business day following the Expiration Date (the “Final Settlement Date”), assuming the Maximum Tender Amount is not purchased on the Early Settlement Date.
Subject to the Maximum Tender Amount, all Notes validly tendered and not validly withdrawn on or prior to the Early Tender Deadline having a higher Acceptance Priority Level (with 1 being the highest) will be accepted before any tendered Notes having a lower Acceptance

Priority Level (with 4 being the lowest), and all Notes validly tendered following the Early Tender Deadline having a higher Acceptance Priority Level will be accepted before any Notes tendered following the Early Tender Deadline having a lower Acceptance Priority Level. However, even if the Tender Offer is not fully subscribed as of the Early Tender Deadline, subject to the Maximum Tender Amount, Notes validly tendered and not validly withdrawn on or prior to the Early Tender Deadline will be accepted for purchase in priority to other Notes tendered following the Early Tender Deadline even if such Notes tendered following the Early Tender Deadline have a higher Acceptance Priority Level than Notes tendered on or prior to the Early Tender Deadline.
Notes of a series may be subject to proration if the aggregate principal amount of the Notes of such series validly tendered and not validly withdrawn would cause the Maximum Tender Amount to be exceeded. If the Notes within an Acceptance Priority Level are accepted on a prorated basis, no series of Notes with an Acceptance Priority Level lower than such prorated series of Notes will be accepted for purchase. Furthermore, if the Tender Offer is fully subscribed as of the Early Tender Deadline, holders who validly tender Notes following the Early Tender Deadline will not have any of their Notes accepted for purchase.
The company’s obligation to accept for purchase and to pay for the Notes validly tendered in the Tender Offer is conditioned on the satisfaction or waiver of the conditions described in the Offer to Purchase, including a financing condition and certain other general conditions described in the Offer to Purchase. The company reserves the right, subject to applicable law, to: (i) waive any and all conditions to the Tender Offer; (ii) extend or terminate the Tender Offer; (iii) increase or decrease the Maximum Tender Amount; or (iv) otherwise amend the Tender Offer in any respect.
Information Relating to the Tender Offer
Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Mizuho Securities USA LLC are acting as the dealer managers for the Tender Offer. The information agent and tender agent is D.F. King & Co., Inc. Copies of the Offer to Purchase and related offering materials are available by contacting D.F. King & Co., Inc. at (800) 967-5079 (toll-free), (212) 269-5550 (banks and brokers) or arw@dfking.com. Questions regarding the Tender Offer should be directed to Goldman Sachs & Co. LLC, Liability Management Group, at (212) 357-1057 (collect) or (800) 828-3182 (toll-free) or J.P. Morgan Securities LLC, Liability Management Desk, at (212) 834-8553 (collect) or (866) 834-4666 (toll-free) or Mizuho Securities USA LLC, Liability Management Group at (212) 205-7736 (collect) or (866) 271-7403 (toll-free). This press release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. The Tender Offer is being made only pursuant to an Offer to Purchase dated June 1, 2017, which set forth the terms and conditions of the Tender Offer, and only in such jurisdictions as is permitted under applicable law.
Disclosure Regarding Forward-Looking Statements
Included herein are forward-looking statements, including statements with respect to an anticipated financing. There are many factors that affect management’s views about future events and trends of the business and operations of the company, all as more thoroughly described in the company’s filings with the Securities and Exchange Commission. The company does not undertake any obligation to update forward-looking information included in this release or any of its public filings.

About Arrow Electronics
Arrow Electronics is a global provider of products, services and solutions to industrial and commercial users of electronic components and enterprise computing solutions. Arrow serves as a supply channel partner for more than 125,000 original equipment manufacturers, contract manufacturers and commercial customers through a global network of more than 465 locations serving over 90 countries.
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Contact:            Steven O’Brien
Vice President, Investor Relations
303-824-4544

Media Contact:        John Hourigan
Vice President, Global Communications
303-824-4586